Exhibit 99.1

Trex Company Announces LIFO Inventory Accounting Change from Specific Goods to Link Chain

WINCHESTER, Va.--(BUSINESS WIRE)--February 17, 2011--Trex Company, Inc. (NYSE: TREX) today announced a change in its accounting for inventories from a Specific Goods last in, first out (LIFO) approach to a Link Chain LIFO method. The company believes the change is preferable because the Link Chain LIFO method:

  is based on a single inventory pool vs. more than 30 LIFO pools under the prior method, simplifying the LIFO calculation;
  provides better matching of sales and expenses by creating fewer LIFO liquidations; and
  aligns the Company’s inventory costing method with prevalent inventory practice.

The change to the Link Chain LIFO method is effective during the 2010 fourth quarter and affected periods subsequent to December 31, 2006.

The attached schedules provide the historical non-cash impact of the change on selected financial data from 2007 through the nine months ended September 30, 2010. The change will be reflected in the Company’s Form 10-K for the fiscal year ended December 31, 2010, which will be subsequently filed with the Securities and Exchange Commission.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 5,500 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

Selected Financial Data
Annual Impact of LIFO Change from 2007 through Nine Months Ended September 30, 2010
(Dollars in Millions)

	Fiscal Year 2007			Fiscal Year 2008			Fiscal Year 2009			Nine Months Ended September 2010
	Before	Change	After	Before	Change	After	Before	Change	After	Before	Change	After

P&L

Net Sales	$329.0	$0.0	$329.0	$329.2	$0.0	$329.2	$272.3	$0.0	$272.3	$242.4	$0.0	$242.4

Cost of Sales	$289.5	$12.8	$302.3	$240.2	$2.2	$242.4	$191.4	$0.4	$191.8	$186.3	$1.8	$188.1

Gross Profit	$39.4	($12.8)	$26.6	$89.0	($2.2)	$86.8	$80.9	($0.4)	$80.5	$56.1	($1.8)	$54.3
% of Net Sales	12.0%		8.1%	27.0%		26.4%	29.7%		29.6%	23.1%		22.4%

Net Income (loss)	($65.4)	($12.8)	($78.2)	$7.5	($2.2)	$5.3	($16.4)	($0.4)	($16.9)	($7.7)	($1.8)	($9.5)
% of Net Sales	-19.9%		-23.8%	2.3%		1.6%	-6.0%		-6.2%	-3.2%		-3.9%

Balance Sheet
Inventories	$92.6	($12.8)	$79.8	$69.4	($15.0)	$54.4	$45.5	($15.4)	$30.1	$57.2	($17.2)	$40.0
Total Stockholder's Equity	$128.4	($12.8)	$115.6	$137.8	($15.0)	$122.8	$125.6	($15.4)	$110.2	$119.7	($17.2)	$102.5

Selected Financial Data
Quarterly Impact of LIFO Change from Q1 2009 through Nine Months Ended September 30, 2010
(Dollars in Millions)

	Q1 2009			Q2 2009			Q3 2009			Q4 2009			Fiscal Year 2009
	Before	Change	After	Before	Change	After	Before	Change	After	Before	Change	After	Before	Change	After
P&L

Net Sales	$67.7	$0.0	$67.7	$91.5	$0.0	$91.5	$61.9	$0.0	$61.9	$51.2	$0.0	$51.2	$272.3	$0.0	$272.3

Cost of Sales	$50.9	($0.8)	$50.1	$62.9	($2.5)	$60.4	$43.5	$1.7	$45.2	$34.1	$2.0	$36.1	$191.4	$0.4	$191.8

Gross Profit	$16.8	$0.8	$17.6	$28.6	$2.5	$31.1	$18.4	($1.7)	$16.7	$17.1	($2.0)	$15.1	$80.9	($0.4)	$80.5
% of Net Sales	24.8%		26.0%	31.2%		34.0%	29.8%		27.1%	33.5%		29.5%	29.7%		29.6%

Net Income (loss)	($3.1)	$0.8	($2.3)	$7.4	$2.5	$9.9	($22.5)	($1.7)	($24.2)	$1.8	($2.0)	($0.2)	($16.4)	($0.4)	($16.9)
% of Net Sales	-4.6%		-3.4%	8.1%		10.8%	-36.3%		-39.0%	3.4%		-0.5%	-6.0%		-6.2%

Balance Sheet
Inventories	$61.1	($14.2)	$46.9	$40.1	($11.7)	$28.4	$37.7	($13.4)	$24.3	$45.5	($15.4)	$30.1	$45.5	($15.4)	$30.1
Total Stockholder's Equity	$135.3	($14.2)	$121.1	$143.6	($11.7)	$131.9	$122.3	($13.4)	$108.9	$125.6	($15.4)	$110.2	$125.6	($15.4)	$110.2

	Q1 2010			Q2 2010			Q3 2010						Nine Months Ended September 2010
	Before	Change	After	Before	Change	After	Before	Change	After				Before	Change	After
P&L

Net Sales	$66.3	$0.0	$66.3	$115.5	$0.0	$115.5	$60.6	$0.0	$60.6				$242.4	$0.0	$242.4

Cost of Sales	$50.3	$0.9	$51.1	$84.8	$0.8	$85.6	$51.3	$0.1	$51.4				$186.3	$1.8	$188.1

Gross Profit	$16.1	($0.9)	$15.2	$30.7	($0.8)	$29.9	$9.3	($0.1)	$9.2				$56.1	($1.8)	$54.3
Margin %	24.2%		22.9%	26.6%		25.9%	15.3%		15.2%				23.1%		22.4%

Net Income (loss)	($4.6)	($0.9)	($5.5)	$5.6	($0.8)	$4.8	($8.7)	($0.1)	($8.8)				($7.7)	($1.8)	($9.5)
% of Net Sales	-7.0%		-8.3%	4.9%		4.2%	-14.4%		-14.6%				-3.2%		-3.9%

Balance Sheet
Inventories	$52.0	($16.3)	$35.7	$50.9	($17.1)	$33.8	$57.2	($17.2)	$40.0				$57.2	($17.2)	$40.0
Total Stockholder's Equity	$121.2	($16.3)	$104.9	$127.3	($17.1)	$110.2	$119.7	($17.2)	$102.5				$119.7	($17.2)	$102.5

CONTACT:
Trex Company, Inc.
James E. Cline, 540-542-6300
VP and Chief Financial Officer
or
Lippert/Heilshorn & Associates
Harriet Fried, 212-838-3777